Exhibit 10.7

International Notice of Terms
Performance Awards
To:    «Name»
BEMS ID: «BEMS_ID»
Grant Date: «Grant Date»
As part of its executive compensation program, The Boeing Company (the “Company”) has awarded you this Performance Award pursuant to The Boeing Company 2003 Incentive Stock Plan, as amended and restated from time to time (the “Plan”) and the provisions contained herein (the “Notice”). Capitalized terms not otherwise defined in this Notice shall have the meaning ascribed to them in the Plan. Your Performance Award is subject to the terms of the Plan. If there is any inconsistency between the terms of this Notice and the terms of the Plan, the Plan’s terms shall control. You are required to accept and acknowledge the terms and conditions of the Performance Award, through the mechanism and procedures determined by the Company, as a condition to receiving the Performance Award. The terms and conditions of the Performance Award are as follows:

1.
Target Value; Performance Period. You have been awarded a Performance Award with a target value of «Performance_Award_Amount» «Local_Currency». The Performance Period will be the period beginning January 1, _____ through December 31, _____.

2.
Performance Measure. Your Performance Award will pay out based on the Company’s performance against its _____ Long-Range Business Plan for free cash flow, core earnings per share (EPS), and revenue. The Compensation Committee of the Board of Directors of the Company (the “Committee”) retains discretion in calculating actual performance to exclude the impact of Nonrecurring Items.

3.
Final Award Determination. Following the end of the Performance Period, the final amount payable with respect to your Performance Award will be determined by multiplying the Company performance score for the Performance Period by the target value of your Performance Award. The Company performance score is determined as follows:

Company performance score = 50% (free cash flow score) + 25% (core EPS score) + 25% (revenue score)
Performance under each metric will be assigned a score based on a curve established by the Committee as of the Grant Date, with a 100% score corresponding to performance at target, a 150% score corresponding to performance at or above maximum, a 50% score corresponding to performance at threshold, and a 0% score corresponding to performance below threshold. For each metric, straight-line interpolation will be applied to determine the score for performance between threshold and target, and between target and maximum (provided that the score for performance below threshold will be 0%, and the score for performance at or above maximum will be 150%).

4.
Continued Employment. Subject to the terms and conditions outlined under Section 5, this Performance Award is granted on the condition that you remain continuously employed by the Company or a Related Company from the Grant Date through the date on which any Performance Award is paid (the “Vesting Date”). You will not have any right to payment of any Performance Award unless and until all terms, conditions, and provisions of the Performance Award program that affect you have been complied with as specified herein, including certification of the final award amount by the Committee. Your Performance Award, however, shall not impose upon the Company any obligation to retain you in its employ for any given period or upon any specific terms of employment.

5.
Termination Due to Retirement, Layoff, Disability, or Death. In the event your employment is terminated prior to the Vesting Date by reason of retirement, layoff, disability, or death, you shall continue to be eligible to participate in the Performance Period, provided you were on the active payroll on the Grant Date. Your Performance Award payout will be prorated based on the number of full and partial calendar months you spent on the active payroll during the Performance Period. Payment for the Performance Award will be made at the same time as payment would have been made pursuant to Section 8 had your employment not terminated prior to the Vesting Date. For purposes of this Performance Award, “retirement” means a voluntary termination of employment under the conditions that satisfy the definition of “retirement” under the terms of a defined benefit pension plan maintained by the Company or a Related Company in which you participate. If you are not eligible to participate in such a defined benefit pension plan, “retirement” means termination of employment voluntarily by you after you have attained either (x) age 55 with 10 years of service, or (y) age 62 with one year of service. For purposes of this Performance Award, “disability” means a disability entitling you to benefits under any long-term disability policy sponsored by the Company or a Related Company.

6.
Forfeiture Upon Other Terminations. In the event your employment is terminated prior to the Vesting Date for any reason (including for cause and resignation prior to retirement eligibility) other than those reasons described in Section 5, the Performance Award granted hereunder shall immediately be forfeited and canceled.

7.
Leave of Absence. Unless otherwise required by law, in the event you have an authorized leave of absence at any time during the Performance Period which absence extends beyond three full calendar months (including any absence that began before the Grant Date), your Performance Award payout will be prorated based on the number of full and partial calendar months you spent on the active payroll during the Performance Period.

8.
Form and Timing of Payment of Performance Awards. The Performance Award granted to you will be settled in cash or in shares of Common Stock at the discretion of the Compensation Committee and paid within a reasonable period of time following the end of the Performance Period, but in no event later than the end of the calendar year following the end of the Performance Period. If the Performance Award is settled in Common Stock, the Company will deliver such shares of Common Stock representing the number of shares to be issued in respect of the Performance Award. If the Performance Award is settled in cash, you shall receive a lump sum cash payment, in accordance with the terms of this Notice. The lump sum cash payment will be made in the currency in which you are paid at the time of payment of the Performance Award. The exchange rate on the first business day after the February Compensation Committee meeting following the end of the Performance Period will be used to convert payment from the currency in which the Performance Award was granted to your latest currency type as shown on your payroll record.

9.
Transferability. This Performance Award is not transferable except by will or by laws of descent and distribution. You may designate a beneficiary to receive your Performance Award in the event of your death.

10.
Successors. All obligations of the Company under the Performance Award program shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, or consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

11.	Clawback and Forfeiture Policy.
11.1 This Performance Award and any proceeds resulting from the vesting of this Performance Award are subject to the Clawback Policy adopted by the Company’s Board of Directors, as amended from time to time (the “Policy”). Pursuant to the Policy, this Performance Award may be subject to clawback and forfeiture (meaning that the Performance Award must be promptly returned to the Company if already distributed, or that you will lose your entitlement to the Performance Award if it has not yet been distributed) in the discretion of the Committee, if the Committee determines that you have (i) violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law, or regulation that has compromised the safety of any of the Company’s products or services and has, or reasonably could be expected to have, a material adverse impact on the Company, the Company’s customers or the public; or (ii) engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom you had direct supervisory responsibility. In accepting this Performance Award, you acknowledge and agree that you have read, understood, and accepted the terms of the Policy.
11.2 In addition, subject to applicable law, or except as may be otherwise provided in the Addendum, this Performance Award and any proceeds resulting from the vesting of this Performance Award are subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of the later of the vesting or receipt of payment of the Performance Award: you (i) plead or admit to, are convicted of, or are otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (ii) directly or indirectly engage in competition with any aspect of Company business with which you were involved or about which you gained Company proprietary or confidential information; (iii) induce or attempt to induce, directly or indirectly, any of the Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party; (iv) disparage or defame the Company or its products or current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (v) take, misappropriate, use or disclose Company proprietary or confidential information. Clawback can, if possible and where permitted by local law, be made by deducting payments that will become due in future (including salary, bonuses, or share awards). Your acceptance of this Performance Award shall constitute your acknowledgement and recognition that your compliance with this Section 11 is a condition for your receipt of this Performance Award. For purposes of this Section 11, the Company shall include the Company and all Related Companies.
11.3 Nothing in this Section 11 will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.

12.
Tax Withholding. Subject to the terms of the Plan and as a condition to the grant of the Performance Award, you acknowledge and agree that, regardless of any action taken by the Company or, if different, the Related Company that employs you (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Award, including, but not limited to, the grant, vesting or payment of the Performance Award; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Performance Award to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. If your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, then prior to the issuance and delivery of any shares of Common Stock or cash upon the payment of the Performance Award, the Company, the Employer, or any plan administrator, as applicable: (x) shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the payment of the Performance Award that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld (in which case, the cash equivalent of such withheld shares of Common Stock shall be used to settle the withholding obligation); or (y) shall withhold an amount from your regular salary and/or wages, or from any other amounts payable to you, equal to the Tax-Related Items required to be withheld.

Depending on the withholding method, the Company, the Employer, or any plan administrator, as applicable, may withhold or account for Tax-Related Items by considering applicable statutory withholding rates, but such withholding shall not exceed an amount of withholding based on the maximum statutory rates in your applicable tax jurisdiction(s) (unless a lesser amount of withholding is required to avoid the classification of the Performance Award as a liability on the Company’s consolidated balance sheet or other adverse accounting treatment).
In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock or through your regular salary and/or wages or other amounts payable to you, no shares of Common Stock will be issued to you and no cash payment will be made unless and until satisfactory arrangements (as determined by the Company or its delegate) have been made by you with respect to the payment of any Tax-Related Items which the Company determines, in its sole discretion, must be withheld or collected with respect to the Performance Award. If you are subject to taxation in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting the grant of the Performance Award, you expressly consent to the withholding of shares of Common Stock and/or the withholding of amounts from your regular salary and/or wages, or other amounts payable to you, as provided for hereunder. All other Tax-Related Items related to the Performance Award and any shares of Common Stock or cash acquired pursuant to the payment of the Performance Award are your sole responsibility.

13.
Consent to Collection, Processing and Transfer of Personal Data. The Company is located at 100 North Riverside, Chicago, IL 60606, U.S.A. and grants Performance Awards under the Plan to employees of the Company and its Related Companies in its sole discretion. In conjunction with the Company’s grant of the Performance Awards under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of the Performance Awards, you expressly and explicitly consent to the Personal Data Activities as described herein.

13.1 Data Collection, Processing and Usage. The Company collects, processes and uses your personal data, including your name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any Common Stock or directorships held in the Company, and details of all Performance Awards or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Company receives from you. In granting the Performance Awards under the Plan, the Company will collect, process and use your personal data for purposes of allocating Common Stock and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of your personal data is your consent.
13.2 Stock Plan Administration Service Provider. The Company transfers your personal data to an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share your personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade Common Stock acquired under the Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the Plan.
13.3 International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. You should note that your country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of your personal data to the United States is your consent.

13.4 Voluntariness and Consequences of Consent Denial or Withdrawal. Your participation in the Plan and your grant of consent is purely voluntary. You may deny or withdraw your consent at any time. If you do not consent, or if you later withdraw your consent, you may be unable to participate in the Plan. This would not affect your existing employment or salary; instead, you would forfeit the opportunities associated with the Plan.
13.5 Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact your local human resources department.

14.	Miscellaneous.
14.1 No Right to Continued Employment or Service. This Notice shall not confer upon you any right to continuation of employment by the Company or any Related Company nor shall this Notice interfere in any way with the Company or any Related Company’s right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company or any Related Company or as prohibited by law.
14.2 Termination Indemnities. The value of the Performance Award is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, the Performance Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments to which you may be otherwise entitled.
14.3 Discretionary Nature of Plan; No Vested Rights. You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Performance Award under the Plan is a one-time benefit and does not create any contractual or other right to receive other awards or benefits in lieu of awards in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award, the number of shares of Common Stock subject to an award and the vesting provisions.
14.4 EU Age Discrimination Rules. If you are a local national of and employed in a country that is a member of the European Union, the grant of this Performance Award and the terms and conditions governing this Performance Award are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Notice is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
14.5 Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Performance Award or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party-designated by the Company.
14.6 Private Placement. The grant of the Performance Award is not intended to be a public offering of securities in your country of residence (and country of employment, if different) but instead is intended to be a private placement. As a private placement, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Performance Award is not subject to the supervision of the local securities authorities.
14.7 English Language. You acknowledge and agree that it is your express intent that the Notice, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Award, be drawn up in English. If you are in a country where English is not an official language, you acknowledge that you are sufficiently proficient in English or have the ability to consult with an advisor who is sufficiently proficient in the English language, so as to allow you to understand the terms and conditions of this Notice, the Plan and any other documents related to the Performance Award. If you have received the Notice, the Plan or any other documents related to the Performance Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
14.8 Section 409A. This Performance Award is intended to be exempt from or otherwise comply with Section 409A of the U.S. Internal Revenue Code and the regulations and guidance issued thereunder (“Section 409A”), and shall be interpreted and construed consistently with such intent. If you are a Specified Employee (as defined by the Company for purposes of Section 409A) upon your separation from service (as defined under Section 409A), any payments that are subject to the requirements of Section 409A and payable upon such separation from service from shall be delayed until six months after the date of the separation from service, to the extent required under Section 409A.

14.9 Compliance with Local Law. If you are resident or employed outside of the United States, as a condition to the grant of the Performance Award, you agree to repatriate all payments attributable to the shares of Common Stock or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Related Companies, as may be required to allow the Company and its Related Companies to comply with local laws, rules and regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and country of employment, if different).
14.10 Requirements of Law. The Performance Award and payment thereof shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
14.11 Addendum to Notice. Notwithstanding any provisions of this Notice to the contrary, the Performance Award shall be subject to such special terms and conditions for your country of residence (and country of employment, if different), as the Company may determine in its sole discretion and which shall be set forth in an addendum to these terms and conditions (the “Addendum”). If you transfer your residence and/or employment to another country, any special terms and conditions for such country will apply to the Performance Award to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, the Addendum shall constitute part of this Notice.
14.12 Governing Law. All questions concerning the construction, validity and interpretation of this Notice and the Plan shall be governed and construed according to the laws of the State of Delaware in the United States, without regard to the application of the conflicts of laws provisions thereof, except as may be expressly required by other applicable law or as may be otherwise provided in the Addendum. Any disputes regarding this Performance Award or the Plan shall be brought only in the state or federal courts of the State of Delaware in the United States, except as may be expressly required by other applicable law or as may be otherwise provided in the Addendum.
14.13 Insider Trading Notice. You acknowledge that, depending on your broker’s country of residence or where the Common Stock is listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of Common Stock, rights to Common Stock or rights linked to the value of Common Stock during such times you are considered to have “inside information” regarding the Company as defined in the laws or regulations in your country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. You understand that third parties may include fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any restrictions and you are advised to speak to your personal legal advisor on this matter.
14.14 Additional Requirements. The Company reserves the right to impose other requirements on the Performance Award, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the administration of the Performance Award and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
14.15 Agreement to Terms of Plan, Notice and Addendum. By accepting the grant of the Performance Award, you acknowledge that you have read and understand this Notice, the Addendum to this Notice, and the Plan, and you specifically accept and agree to the provisions contained therein.

Addendum to
International Notice of Terms of Performance Award
In addition to the terms of the Plan and the Notice, the Award is subject to the following additional terms and conditions as set forth in this Addendum to the extent you reside and/or are employed in one of the countries addressed herein. All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Notice. To the extent you transfer residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).
United Kingdom

1.	Clawback and Forfeiture Policy. The following shall modify Section 11.2 of the Notice:
Clauses (ii) and (iii) of Section 11.2 shall not apply.
This Performance Award and any proceeds resulting from the vesting of this Performance Award are also subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, within the Restricted Period: directly or indirectly, for your own benefit or that of others, (a) be employed by or otherwise provide services to a Competing Business which is being carried out or to be carried out in any Restricted Territory; (b) set up or carry on a Competing Business which is being carried out or to be carried out in any Restricted Territory; (c) solicit, attempt to solicit, assist in soliciting, entice away, or try to entice away, from the Company or any Related Company any Key Person; or (d) be personally involved to a material extent in accepting into employment, recruiting, engaging, or otherwise using the services of any Key Person. For the avoidance of doubt, none of the restrictions contained in this Section prevent you from holding any shares or other securities in any company or from doing anything for which the Company has given its prior written consent. The Company encourages you to seek such consent if necessary.
The restrictions this Section are considered by the parties to be fair and reasonable in all circumstances. Each of the restrictions contained in this Section, including the sub-paragraphs and sub-clauses thereof, constitutes an entirely separate, severable and independent restriction. If any restriction is found to be invalid this will not affect the validity or enforceability of any of the other restrictions. It is agreed that if any such restrictions by themselves, or taken together, are for any reason unenforceable, but would be enforceable if part or parts of the wording were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable.
For the purposes of this Section, any capitalized terms shall have the following meaning:
“Competing Business” means any business which competes with or is preparing to compete with (a) any business carried on by the Company or any Related Company; or (b) any business which the Company or any Related Company is proposing to carry on and has taken material steps towards conducting; and in each of cases (a) and (b) in respect of which business of the Company or Related Company you: (i) had material responsibilities (including, without limitation, supervisory or management responsibilities) or carried out material duties; or (ii) otherwise obtained Relevant Confidential Information, in each case in the course of your employment.
“Key Person” means any employee, director, or consultant engaged by the Company or any Related Company who provides or has provided executive, managerial, supervisory, financial, engineering, creative, professional, technical, account handling, or similar services to the Company or any Related Company (a) with whom you have had material dealings; or (b) in respect of whom you have obtained Relevant Confidential Information about their skills, role, responsibilities, expertise, or other Relevant Confidential Information or material nonpublic information relevant to their potential recruitment or engagement, in each case at any time during the course of your employment.
“Relevant Confidential Information” means information not generally known outside the Company or any Related Company or information entrusted to the Company or any Related Company by third parties, which may relate (by way of example and without limitation) to inventions, formulas, patterns, devices, methods, processes, computer technology and programming, research, development, engineering, manufacturing, purchasing, accounting, marketing, or selling, and may be contained (by way of example and without limitation) in materials such as drawings, models, data, specifications, records, reports, complications, or computer programs, and may be in the nature of unwritten knowledge or know-how, in each case, that may or would be of value to any business which competes or is preparing to compete with the Company or a Related Company.

“Restricted Period” means the period ending on the earlier of: (a) the second anniversary of the later of the Vesting Date or the payment date for the Performance Award; or (b) the six month anniversary of your termination of employment.
“Restricted Territory” means: (a) the United Kingdom; or (b) any other country where the Company or a Related Company carries out business and in relation to which you have had material responsibilities (including, without limitation, supervisory or management responsibilities) or carried out material duties during the course of your employment; or (c) any other country where the Company or a Related Company carries out business and in relation to which you acquired Relevant Confidential Information during the course of your employment.

2.	Income Tax and Social Insurance Contribution Withholding. The following provision shall replace Section 12 of this Notice:
Without limitation to Section 12 of this Notice, you agree that you are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you within ninety (90) days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to you on which additional income tax and national insurance contributions may be payable. You acknowledge that you ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from you at any time thereafter by any of the means referred to in Section 12 of this Notice.

3.
Exclusion of Claim. You acknowledge and agree that you shall have no entitlement to compensation or damages in consequence of the termination of your employment with the Company or any Related Company for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to vesting in your Performance Award as a result of such termination, or from the loss or diminution in value of your Performance Award. Upon the grant of your Performance Award, you shall be deemed irrevocably to have waived any such entitlement.

4.
Brexit. To the extent that the United Kingdom is no longer a part of the European Union following the United Kingdom’s anticipated withdrawal from the European Union, but the laws discussed herein still apply to the United Kingdom for a period of time following the anticipated withdrawal, all references to the European Union shall include the United Kingdom, unless otherwise stated in this document.